SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 30, 1998
                                                          -------------


                        GENTLE DENTAL SERVICE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Washington                   000-23673                   91-1577891
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission                (IRS Employer
incorporation or organization)        File No.)              Identification No.)


222 North Sepulveda Boulevard, Suite 740, El Segundo, California       90245
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                 (310) 765-2400
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                    No Change
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On June 30, 1998, Gentle Dental Service Corporation (the "Company") completed the acquisition of certain assets of Pacific Dental Services, Inc. ("PDS"), consisting of all of the assets of PDS associated with 8 dental practices managed by PDS or Orange Dental Services in Orange and Riverside counties of California. The Company also acquired substantially all of the assets of Orange Dental Services, a partnership of which PDS is the controlling partner, which was the manager of one of the acquired practices. Lastly, the acquisition included the purchase from Bryan Watanabe, D.D.S., Inc., the professional corporation conducting one of the acquired practices ("Watanabe"), of its rights under the previously existing management agreement between Watanabe and PDS. In addition, the Company has entered into a definitive agreement to acquire substantially all of the assets of TG3 Dental Services ("TG3"), which manages one additional dental practice in Riverside, California; this acquisition is scheduled to close on October 31, 1998.

     The aggregate purchase price paid at closing on June 30, 1998 consisted of $6,510,655 in cash, assumption of $866,330 in debt, and 182,425 shares of Company Common Stock valued at $1,616,765. The purchase price to be paid at closing for the assets of TG3 will consist of $840,000 in cash and 40,620 shares of Company Common Stock valued at $360,000. In addition, the Company has agreed to make cash and stock earnout payments as set forth in the agreements based on the EBITDA of the acquired businesses for the first three years following the closing. The cash paid at closing was obtained from the Company's existing cash balances.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired.

          Audited Consolidated Balance Sheet of PDS as of December 31, 1997, and related audited Consolidated Statements of Income, Shareholders' Equity and Cash Flows of PDS for the year ended December 31, 1997. Included as pages F-1 to F-16 of this Form 8-K/A Amendment No. 1.

          Unaudited Condensed Consolidated Balance Sheet of PDS as of March 31, 1998, and related unaudited Condensed Consolidated Statements of Income and Cash Flows of PDS for the three-month periods ended March 31, 1997 and 1998. Included as pages F-17 to F-22 of this Form 8-K/A Amendment No. 1.

          Audited Balance Sheet of TG3 as of December 31, 1997, and related audited Statements of Income, Partners' Capital and Cash Flows of TG3 for the period from October 29, 1997 (inception) through December 31, 1997. Included as pages F-23 to F-32 of this Form 8-K/A Amendment No. 1.

          Unaudited Condensed Balance Sheet of TG3 as of March 31, 1998, and related unaudited Condensed Statements of Income and Cash Flows of TG3 for the three-month period ended March 31, 1998. Included as pages F-33 to F-37 of this Form 8-K/A Amendment No. 1.

     (b) Pro forma financial information. Pro forma Condensed Consolidated Balance Sheet as of March 31, 1998 and pro forma Consolidated Statements of Operations for the year ended December 31, 1997 and the three-month period ended March 31, 1998. Included as pages F-38 to F-43 of this Form 8-K/A Amendment No. 1.

     (c)  Exhibits.

          2.1 Asset Purchase Agreement, dated as of June 30, 1998, between the Company, Gentle Dental Management, Inc. and Pacific Dental Services, Inc. (Included with original Form 8-K filed by the Company on July 15, 1998.)

          2.2 Asset Purchase Agreement, dated as of June 30, 1998, between the Company, Gentle Dental Management, Inc. and Orange Dental Services. (Included with original Form 8-K filed by the Company on July 15, 1998.)

          2.3 Asset Purchase Agreement, dated as of June 30, 1998, between the Company, Gentle Dental Management, Inc. and TG3 Dental Services. (Included with original Form 8-K filed by the Company on July 15, 1998.)

          2.4 Asset Purchase Agreement, dated as of June 30, 1998, between the Company, Gentle Dental Management, Inc. and Bryan Watanabe, D.D.S., Inc. (Included with original Form 8-K filed by the Company on July 15, 1998.)

          23.1 Consent of KPMG Peat Marwick LLP.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: September 11, 1998

                                       GENTLE DENTAL SERVICE CORPORATION



                                       By NORMAN R. HUFFAKER
                                          --------------------------------------
                                          Norman R. Huffaker,
                                          Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Pacific Dental Services, Inc.:


We have audited the accompanying consolidated balance sheet of Pacific Dental Services, Inc. and consolidated partnership (the Company) as of December 31, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Dental Services, Inc. and consolidated partnership as of December 31, 1997 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                           KPMG PEAT MARWICK LLP


Orange County, California
June 15, 1998, except as to Note 12, which is as of June 30, 1998

                          PACIFIC DENTAL SERVICES, INC.

                           Consolidated Balance Sheet

                                December 31, 1997



                                     Assets

Current assets:
    Cash and cash equivalents                                                                       $      183,872
    Management fees receivable, net (note 2)                                                               451,000
    Receivables from affiliates, net of allowance for doubtful receivables of $18,336 (note 8)              64,740
    Dental supplies                                                                                        172,000
    Prepaid expenses and other current assets                                                               67,388
                                                                                                    --------------

           Total current assets                                                                            939,000

Equipment and leasehold improvements, net (notes 3, 5 and 6)                                             1,624,654
Intangible assets, net of accumulated amortization of $167,465 (note 2)                                    226,094
Goodwill, net of accumulated amortization of $14,186 (notes 2 and 11)                                    1,919,994
Other assets, net                                                                                           12,056
Receivables from affiliates, net of current portion (note 8)                                               275,594
                                                                                                    --------------

           Total assets                                                                             $    4,997,392
                                                                                                    ==============

                              Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable                                                                                $      138,032
    Accrued salaries, wages and benefits                                                                   202,694
    Accrued expenses and other current liabilities                                                          45,144
    Current portion of long-term debt to affiliates (note 8)                                               185,628
    Current portion of long-term debt (note 5)                                                              94,310
    Current portion of capital lease obligations (note 6)                                                  144,781
                                                                                                    --------------

           Total current liabilities                                                                       810,589

Long-term debt to affiliates, less current portion (note 8)                                                519,012
Long-term debt, less current portion (note 5)                                                              414,758
Capital lease obligation, less current portion (note 6)                                                    422,220

Minority interest                                                                                           19,096

Shareholders' equity (note 10):
    Common stock, no par value.  Authorized 1,000,000 shares; 101,450
      shares issued and outstanding (note 10)                                                            2,007,639
    Shareholder note receivable                                                                            (90,000)
    Retained earnings                                                                                      894,078
                                                                                                    --------------

            Total shareholders' equity                                                                   2,811,717
                                                                                                    --------------

           Total liabilities and shareholders' equity                                               $    4,997,392
                                                                                                    ==============


See accompanying notes to consolidated financial statements.

                          PACIFIC DENTAL SERVICES, INC.

                        Consolidated Statement of Income

                          Year ended December 31, 1997


Revenues:
    Management fee revenue                                                                          $    5,671,048
    Other revenue                                                                                           38,908
                                                                                                    --------------
                                                                                                         5,709,956
                                                                                                    --------------

Operating expenses:
    Practice nonclinical salaries and benefits                                                           3,082,583
    Dental supplies and lab expenses                                                                       464,900
    Practice occupancy expenses                                                                            489,845
    Practice selling, general and administrative expenses                                                  689,508
    Depreciation and amortization                                                                          275,531
                                                                                                    --------------
                                                                                                         5,002,367
                                                                                                    --------------

           Operating income                                                                                707,589

Nonoperating income (expense):
    Interest expense, net                                                                                 (162,517)
    Other income                                                                                             7,424
                                                                                                    --------------

           Income before minority interest and income tax expense                                          552,496

Minority interest in earnings of consolidated partnerships                                                (120,161)
                                                                                                    --------------

           Income before income tax expense                                                                432,335

State income tax expense                                                                                    16,578
                                                                                                    --------------

           Net income                                                                               $      415,757
                                                                                                    ==============


See accompanying notes to consolidated financial statements.

                          PACIFIC DENTAL SERVICES, INC.
                 Consolidated Statement of Shareholders' Equity
                          Year ended December 31, 1997


                                                  Common stock                Shareholder                                Total
                                             -----------------------                 note         Retained       shareholders'
                                                  Shares      Amount           receivable         earnings              equity
                                             -----------   -----------   ----------------   --------------   -----------------
Balance at December 31, 1996                         100   $   328,634                 --       $  478,321         $   806,955

Return of capital investment paid
     prior to roll-up (note 10)                       --      (123,300)                --               --            (123,300)


Stock split (notes 10 and 11)                     71,200            --                 --               --                  --

Roll-up of partnerships (note 11)                 28,700     1,657,305                 --               --           1,657,305

Purchase of facility assets (note 10)                500        50,000                 --               --              50,000

Sale of S Corporation shares (note 10)               950        95,000        $   (90,000)              --               5,000

Current year income                                   --            --                 --          415,757             415,757
                                             -----------   -----------        -----------       ----------         -----------

Balance at December 31, 1997                     101,450   $ 2,007,639        $   (90,000)      $  894,078         $ 2,811,717
                                             ===========   ===========        ===========       ==========         ===========


See accompanying notes to consolidated financial statements.

                          PACIFIC DENTAL SERVICES, INC.

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 1997


Cash flows from operating activities:
    Net income                                                                                      $      415,757
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                                        275,531
      Minority interest                                                                                    120,161
      Changes in operating assets and liabilities:
        Increase in management fees receivable                                                            (159,000)
        Decrease in receivables from affiliates                                                            118,006
        Decrease in dental supplies                                                                          9,758
        Increase in prepaids and other current assets                                                      (29,876)
        Increase in other assets                                                                           (12,056)
        Increase in accounts payable                                                                         7,914
        Increase in accrued salaries                                                                       103,241
        Increase in other liabilities                                                                       38,269
                                                                                                    --------------

              Net cash provided by operating activities                                                    887,705
                                                                                                    --------------

Cash flows from investing activities:
    Acquisition of equipment                                                                              (158,449)
    Proceeds from the sale of equipment                                                                     13,940
                                                                                                    --------------

              Net cash used in investing activities                                                       (144,509)
                                                                                                    --------------

Cash flows from financing activities:
    Proceeds from long-term debt                                                                           121,598
    Payments of long-term debt                                                                            (245,651)
    Distributions to minority interest                                                                    (208,921)
    Payments of capital lease obligations                                                                 (108,050)
    Return of capital investment                                                                          (123,300)
    Proceeds from issuance of common stock                                                                   5,000
                                                                                                    --------------

              Net cash used in financing activities                                                       (559,324)
                                                                                                    --------------

              Increase in cash and cash equivalents                                                        183,872

Cash and cash equivalents, beginning of year                                                                    --
                                                                                                    --------------

Cash and cash equivalents, end of year                                                              $      183,872
                                                                                                    ==============

                                   (Continued)

                          PACIFIC DENTAL SERVICES, INC.

                 Consolidated Statement of Cash Flows, Continued



Noncash investing and financing activities:
    Roll-up of partnerships, assets acquired (liabilities assumed):
      Receivables from affiliates                                                                   $       10,036
      Dental supplies                                                                                       70,118
      Property and equipment                                                                               661,280
      Intangible assets                                                                                     31,912
      Goodwill                                                                                           1,934,891
      Long-term debt                                                                                      (714,267)
      Capital lease obligations                                                                           (235,809)
      Minority interest                                                                                   (100,856)
                                                                                                    --------------
                                                                                                         1,657,305
      Less issuance of common stock as consideration, net                                               (1,657,305)
                                                                                                    --------------

              Net cash used in acquisition of partnership interests                                 $           --
                                                                                                    ==============

    Acquisition of facility assets:
      Dental equipment                                                                              $      (50,000)
      Less issuance of common stock as consideration                                                        50,000
                                                                                                    --------------
              Net cash used in acquisition                                                          $           --
                                                                                                    ==============

    Issuance of common stock to management:
      Notes receivable from shareholders                                                            $      (90,000)
      Less issuance of common stock as consideration                                                        95,000
                                                                                                    --------------
              Net cash received from issuance of common stock                                       $        5,000
                                                                                                    ==============


Supplemental disclosures of cash flow information:
    Cash paid for interest                                                                          $      192,000
                                                                                                    ==============


During 1997, the Company entered into capital lease obligations for equipment totaling $270,382.


See accompanying notes to consolidated financial statements.

                          PACIFIC DENTAL SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1997


(1)  Business Description

     Pacific Dental Services, Inc. (PDSI), a subchapter S Corporation, and Orange Dental Services, a 51% majority-owned partnership of PDSI (together known as the "Company"), are dental care organizations that provide support services to dental practices in Riverside County, San Bernardino County and Orange County, California. As of December 31, 1997, the Company provided management support services to eight dental practices (together, the DPs) under long-term management agreements either directly entered into with PDSI or through related partnership agreements. All eight DPs are directly managed by PDSI or Orange Dental Services. Under the terms of the management agreements, the Company, among other things, bills and collects patient receivables and provides all administrative support services to the DPs in exchange for management fees (see Note 2). The consolidated financial statements for 1997 also include the accounts of certain 51% owned entities, the minority interest in which were acquired by the Company on December 16, 1997 (see Note 11).

     The Company and the DPs are related through common ownership of certain shareholders. As of December 31, 1997, there were no common Board of Director members among the Company and the DPs. The Company and its affiliates structure their business enterprises to comply with the state regulatory mandates requiring dentistry practices to be owned and operated by state-licensed dentists.


(2)  Significant Accounting Policies

     Basis of Presentation

     The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

     Revenues

     Revenues consist primarily of management fees charged to the DPs based on an agreed-upon percentage of DP revenue under management agreements, net of provisions for contractual adjustments and doubtful accounts. Such fees are recognized when earned.

         DP revenue, net of provisions for contractual adjustments and
             doubtful accounts                                              $    8,530,048
               Less amounts retained by the DPs                                  2,859,000
                                                                            --------------

                     Management fee revenue                                 $    5,671,048
                                                                            ==============

     Cash and Cash Equivalents

     The Company considers all highly liquid investments in debt instruments with an original maturity of three months or less to be cash equivalents.

                          PACIFIC DENTAL SERVICES, INC.

     Accounts Receivable

     Accounts receivable principally represent management fee receivables derived as a contractual percentage of the DPs' revenue from patients and other third-party payors for dental services provided by the dental groups. Amounts are recorded net of contractual allowances and allowances for doubtful accounts. Contractual adjustments represent an estimate of the difference between the amount billed on behalf of the DPs and the amount which the patient, third-party payor or other is contractually obliged to pay the DPs.

     Dental Supplies

     Dental supplies represent disposable supplies and instruments used in delivering dental services to patients. The supplies are recorded at the lower of cost or market (net realizable value).

     Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred and expenditures for additions and betterments are capitalized. Depreciation of dental equipment, automobiles, computer equipment and telephone systems is calculated using the straight-line method over estimated useful lives, which range from five to seven years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the improvements.

     Intangible Assets and Goodwill

     Intangible assets result primarily from the amount of purchase price for dental practices in excess of the fair market value of the identifiable tangible assets. The amounts are amortized on the straight-line basis over 15 years. Amortization expense for the year ended December 31, 1997 was $68,874.

     The Company reviews its asset balances for impairment at the end of each year or more frequently when events or changes in circumstances indicate that the carrying amount of intangible assets may not be recoverable. To perform this review, the Company estimates the sum of expected future undiscounted net cash flows from the use of the related asset. If the estimated net cash flows are less than the carrying amount of the intangible and related asset, the Company recognizes an impairment loss in an amount necessary to write down the intangible asset to fair value as determined from expected future discounted cash flows. No write-down for impairment loss was recorded for the year ended December 31, 1997.

     Fair Value of Financial Instruments

     The Company estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to current market rates of interest for instruments with a similar nature and degree of risk. The Company estimates that the carrying value of all of its monetary assets and liabilities approximates fair value as of December 31, 1997.

                          PACIFIC DENTAL SERVICES, INC.

     Use of Estimates

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(3)  Equipment and Leasehold Improvements

     Equipment and leasehold improvements are summarized as follows:

          Dental equipment                                          $      364,690
          Computer equipment                                             1,119,661
          Telephone system                                                  80,553
          Automobiles                                                       48,479
          Leasehold improvements                                           329,731
                                                                    --------------

                Total equipment and leasehold improvements               1,943,114

          Less accumulated depreciation and amortization                  (318,460)
                                                                    --------------

                Equipment and leasehold improvements, net           $    1,624,654
                                                                    ==============

     At December 31, 1997, equipment and leasehold improvements included $657,637 of equipment held under capital leases with related accumulated depreciation aggregating approximately $90,000.


(4)  Malpractice Insurance

     The Company does not carry malpractice insurance, however, the dentists, managed by the Company, are insured individually with respect to dentistry malpractice risks on a claims-made basis. Management is not aware of any claims or incidents that may result in the assertion of a claim. However, there may be claims from unknown incidents that may be asserted arising from services provided to patients. Management is not aware of any claims against the Company or its affiliated groups, which might have material impact on the Company's financial position or results of operations.

                          PACIFIC DENTAL SERVICES, INC.

(5)    Long-term Debt

       Long-term debt, principal and interest payable in monthly installments, at December 31, 1997 is summarized as follows:

            11.01% unsecured notes payable to bank, due November 1999                                 $       16,637
            15.75% unsecured notes payable to bank, due March 2000                                             8,988
            10.51% notes payable to bank, secured by assets of the Company, due August 2000                  134,486
            9.75% unsecured notes payable to bank, due October 2001                                           81,072
            10.5% notes payable to the seller, secured by equipment, due November 2001                        24,535
            8.71% notes payable to bank, secured by assets of the Company, due February 2002                  28,389
            12.00% unsecured notes payable to bank, due April 2002                                            19,333
            9.05% notes payable to bank, secured by equipment, due October 2002                                9,304
            13.4% unsecured notes payable to bank, due January 2003                                          109,548
            12.55% notes payable to bank, secured by assets of the Company, due August 2004                   76,776
                                                                                                      --------------

                                                                                                             509,068

            Less current portion                                                                              94,310
                                                                                                      --------------

                                                                                                      $      414,758
                                                                                                      ==============

     The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1997 and thereafter are as follows:

                  Year ending December 31:
                       1998                                 $      94,310
                       1999                                       122,852
                       2000                                       117,050
                       2001                                        87,345
                       2002                                        44,790
                       Thereafter                                  42,721
                                                            -------------

                                                            $     509,068
                                                            =============

                          PACIFIC DENTAL SERVICES, INC.

(6)  Capital Lease Obligations and Operating Leases

     Capital Leases

     The Company leases equipment under various capital leases. Future minimum lease payments under capital leases together with the present value of minimum lease payments as of December 31, 1997 are as follows:

                  Year ending December 31:
                       1998                                 $     224,600
                       1999                                       202,647
                       2000                                       154,557
                       2001                                       136,793
                       2002                                        30,296
                       Thereafter                                      --
                                                            -------------

                  Total minimum lease payments                    748,893

       Less amount representing interest                          181,892
                                                            -------------

                   Minimum future lease payments
                     as of December 31                            567,001

           Less current portion                                   144,781
                                                            -------------

                  Long-term portion                         $     422,220
                                                            =============


     Operating Leases

     The Company leases its facilities and certain office equipment for varying periods under operating leases. Generally, leases that expire are to be renewed or replaced by other leases. At December 31, 1997, future minimum rental payments under noncancelable operating leases are as follows:

                  Year ending December 31:
                       1998                                 $     359,406
                       1999                                       336,729
                       2000                                       327,088
                       2001                                       232,331
                       2002                                       111,627
                       Thereafter                                 328,170
                                                            -------------

                                                            $   1,695,351
                                                            =============

     Rent expense was approximately $379,514 for the year ended December 31, 1997.

                          PACIFIC DENTAL SERVICES, INC.

(7)  Commitments and Contingencies

     Litigation

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.


(8)  Related Party Transactions

     Long-term debt to affiliates, principal and interest payable in monthly installments, at December 31, 1997 is summarized as follows:

         12.00% secured notes payable to a partnership, due October 1999            $   34,930
         8.00% secured notes payable, due February 2000                                246,437
         9.00% secured notes payable, due June 2001                                    156,011
         8.00% secured notes payable, due August 2001                                   99,821
         9.00% secured notes payable, due June 2002                                     87,472
         8.00% secured notes payable, due December 2002                                 79,969
                                                                                    ----------

                                                                                       704,640

            Less current portion                                                       185,628
                                                                                    ----------

                                                                                    $  519,012
                                                                                    ==========

     The aggregate maturities of long-term debt to affiliates for each of the five years subsequent to December 31, 1997 and thereafter are as follows:

                  Year ending December 31:
                       1998                                 $     185,628
                       1999                                       183,281
                       2000                                       168,178
                       2001                                       121,309
                       2002                                        46,244
                       Thereafter                                       -
                                                            -------------

                                                            $     704,640
                                                            =============

     The first related party note payable is to a partnership in which the President of the Company maintains a majority interest. The note arose from the acquisition of dental facility assets from the dental practice the above noted partnership manages. The note is secured by equipment.

                          PACIFIC DENTAL SERVICES, INC.

     Two of the notes payable balances relate to the Orange Dental Practice. One note arose from the purchase of the Orange Dental Practice during 1995 and had a balance of $79,969 at December 31, 1997. The note payable is secured by certain assets of the Company. The assets of this practice were sold in July 1996 to another dentist, who in turn sold a 51% partnership interest in the practice assets back to the Company in 1997. Accordingly, the Company did not record a gain in connection with the sale of the assets of this practice. The Company financed $360,000 of the sale of the net assets of the facility in 1996. As of December 31, 1997, the notes receivable balance from the dentist was $317,030. To repurchase the facility assets, the Company issued a $257,000 note payable to the dentist due in February 2000 with a principal balance at December 31, 1997 of $246,437. The note is secured by certain assets of the Company.

     Three notes payable relate to the purchase of the Costa Mesa Dental Practice. At the time the practice was purchased by the Company in 1994, two dentist/partners owned the practice. The first note was issued in 1994 for $270,000 to one of the dentist/partners for the acquisition of a portion of the facility's assets. The note payable is secured by the corresponding portion of the Costa Mesa Dental facility's assets. Its principal balance at December 31, 1997 was $156,011. The next note was issued to the other dentist/partner for $330,000 for the remaining portion of the practice assets. The note was held personally outside the Company until it was assumed in the 1997 roll-up, discussed in Note 11. The note is secured by the remaining assets of the Costa Mesa Dental facility. Its principal balance at December 31, 1997 was $87,472. The same dentist/shareholder holds the third note payable for $215,000 for additional fixed assets purchased for the Costa Mesa Dental facility. It is secured by the related fixed assets purchased. Its principal balance at December 31, 1997 was $99,821.


(9)  Income Taxes

     The Company has elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders include their respective shares of the Company's net income in their individual income tax returns. The income tax expense is based upon the state tax rate applicable to S Corporations.


(10) Shareholders' Equity

     Throughout 1997, the sole shareholder received distributions from PDSI that were considered returns of capital investment in the Company totaling $123,300. On December 16, 1997, the original stock issued in 1995 was split as a part of the acquisition of several partnerships, a private practice and assets from the original shareholder. See Note 11 to the consolidated financial statements for further discussion.

     On December 31, 1997, PDSI acquired certain assets of the Corona dental practice and gave as consideration 500 shares of common stock valued at $50,000, based on the fair market value of the assets acquired.

     On December 31, 1997, PDSI sold 950 shares of common stock valued at $95,000 to certain management of the Company. As consideration for the shares of common stock, PDSI received $5,000 cash and a note receivable for $90,000. Management paid the remaining balance in January 1998.

                          PACIFIC DENTAL SERVICES, INC.

(11) Partnership Roll-up

     On December 16, 1997, the Company acquired the assets and assumed liabilities of the Riverside Dental Services, TG Dental Services, TG 2 Dental Services, and TC Dental Services partnerships, as well as the assets and liabilities of a private practice (collectively known as the "Roll-up Entities") in exchange for shares of PDSI Common Stock. Each of the partnerships had contracted to manage an associated dental office. All of the Roll-up Entities contracted with PDSI to manage the dental offices. In addition to the Roll-up Entities, certain equipment was purchased from the sole shareholder of PDSI. In order to properly allocate PDSI shares among the original shareholder and the new shareholders, the original 100 shares of common stock issued in 1995 were split 713-to-one. As consideration for the net assets of the Roll-up Entities, PDSI issued 28,700 shares valued at approximately $1,660,000.

     The acquisition of the minority partnership interests and the assets of the private practices for shares of PDSI were accounted for as purchases. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $1,770,000 is being amortized over 15 years.

     As PDSI had controlling interests in the Roll-up Entities through 51% ownership interest and management control, these entities were already consolidated prior to the acquisition. The following summarized unaudited pro forma financial information assumes the acquisition of the private practice had occurred on January 1, 1997:

                        Net revenues           $     5,709,956
                        Net earnings                   528,320
                                               ===============


(12) Subsequent Events

     Dental Office Acquisitions

     PDSI entered into three new partnerships, which acquired three dental offices subsequent to year end: Mission Viejo, Pomona and Anaheim.

     The Mission Viejo office was purchased on May 1, 1998. It is managed by the TB Dental Services Partnership, which is a new partnership formed between PDSI and Dr. Beuhler. PDSI holds a 51% financial interest in the partnership. The total purchase price was $550,000 which was paid for as follows: $51,000 cash from PDSI; $49,000 cash from Dr. Beuhler; and a $450,000 note payable assumed by TB Dental Services Partnership bearing an annual interest rate of 10.75% for 84 months.

     The Pomona office was purchased on June 16, 1998. It is managed by Pomona Dental Service Partnership, which is a new partnership formed between PDSI and Dr. Levi. PDSI holds a 51% financial interest in the partnership. The total purchase price was $425,000 which was paid for as follows: $25,500 cash from PDSI; $24,500 cash from Dr. Levi; and a $375,000 note payable assumed by Pomona Dental Service Partnership bearing an annual interest rate of 10.75% for 84 months.

     The Anaheim office was purchased on June 8, 1998. It is managed by TS Dental Services Partnership, which is a new partnership formed between PDSI and Dr. Schwandt. PDSI holds a 51% financial interest in the partnership. The total purchase price was $25,000, which was paid by PDSI.

                          PACIFIC DENTAL SERVICES, INC.

     Sale of Dental Practices to Gentle Dental Service Corporation

     On June 30, 1998, The Company entered into agreements with Gentle Dental Service Corporation (GDSC) to sell the assets, management rights and related liabilities of the Costa Mesa, Santa Ana, Moreno Valley, Riverside 1, Corona, Hesperia, Apple Valley, Orange and Riverside 2 dental offices. The tangible assets and management rights of all of these dental offices except the Riverside 2 office are owned by the Company. The Riverside 2 tangible assets and rights to management fee revenue are held by the TG 3 Dental Services Partnership.

     As consideration for the assets of the eight dental offices sold by the Company, GDSC paid the Company $5,940,000 in cash, of which $5,200,000 and $740,000 was paid to the Company and various lenders (including related parties), respectively, and GDSC stock of approximately $1,550,000, and assumed $870,000 of long-term debt, capital leases and operating leases. A significant portion of the cash received by PDSI was used to pay down outstanding debt and to pay dividends to shareholders. In addition, an "earnout consideration" is to be paid based on future earnings of the dental offices acquired over the next three years.

     Notes Payable

     PDSI entered into two notes payable subsequent to year end. One of these notes payable was then subsequently paid down by GDSC as part of the sale agreement, as discussed above. The notes bear interest at 11% and 12% and have terms of seven and two years, respectively, with monthly payments due.

     The aggregate maturities of the remaining additional long-term debt are as follows:

                  Year ending December 31:
                       1998                                 $       4,864
                       1999                                         8,062
                       2000                                           716
                                                            -------------

                                                            $      13,643
                                                            =============

                          PACIFIC DENTAL SERVICES, INC.

     Operating Leases

     PDSI entered into several operating leases subsequent to year end with terms of five to ten years. The aggregate lease commitments for the new leases entered into, for each of the five years subsequent to December 31, 1997 and thereafter, are as follows:

                  Year ending December 31:
                       1998                                 $     125,761
                       1999                                       196,986
                       2000                                       201,136
                       2001                                       205,385
                       2002                                       209,734
                       Thereafter                                 649,040
                                                            -------------

                                                            $   1,588,042
                                                            =============

                          PACIFIC DENTAL SERVICES, INC.

                      Condensed Consolidated Balance Sheets


                                                                                               December 31,            March 31,
                                       Assets                                                         1997                 1998
                                                                                        ------------------    -----------------
                                                                                                                 (Unaudited)
Current assets:
    Cash and cash equivalents                                                           $          183,872    $         183,794
    Management fees receivable                                                                     451,000              504,274
    Receivables from affiliates, net                                                                64,740               32,106
    Dental supplies                                                                                172,000              172,000
    Prepaid expenses and other current assets                                                       67,388               67,388
                                                                                        ------------------    -----------------

           Total current assets                                                                    939,000              959,562

Equipment and leasehold improvements, net                                                        1,624,654            1,672,055
Intangible assets, net                                                                             226,094              213,313
Goodwill, net                                                                                    1,919,994            1,879,987
Other assets, net                                                                                   12,056               11,094
Receivables from affiliates, net of current portion                                                275,594              289,083
                                                                                        ------------------    -----------------

           Total assets                                                                 $        4,997,392    $       5,025,094
                                                                                        ==================    =================

                      Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable                                                                    $          138,032    $         125,346
    Accrued salaries, wages and benefits                                                           202,694              192,835
    Accrued expenses and other current liabilities                                                  45,144               16,223
    Current portion of long-term debt to affiliates                                                185,628              185,628
    Current portion of long-term debt                                                               94,310               94,310
    Current portion of capital lease obligations                                                   144,781              144,781
                                                                                        ------------------    -----------------

           Total current liabilities                                                               810,589              759,123

Long-term debt to affiliates, less current portion                                                 519,012              456,827
Long-term debt, less current portion                                                               414,758              392,547
Capital lease obligation, less current portion                                                     422,220              385,057

Minority interest                                                                                   19,096               17,476

Shareholders' equity:
    Common stock, no par value.  Authorized 1,000,000 shares; 101,450 shares
    issued and outstanding in 1997 and 1998.                                                     2,007,639            2,007,639
Shareholder note receivable                                                                        (90,000)                   -
Retained earnings                                                                                  894,078            1,006,425
                                                                                        ------------------    -----------------

            Total shareholders' equity                                                           2,811,717            3,014,064
                                                                                        ------------------    -----------------

           Total liabilities and shareholders' equity                                   $        4,997,392    $       5,025,094
                                                                                        ==================    =================


See accompanying notes to condensed consolidated financial statements.

                          PACIFIC DENTAL SERVICES, INC.

                   Condensed Consolidated Statement of Income

                                   (Unaudited)


                                                                                        Three Months Ended March 31,
                                                                                                 1997                   1998
                                                                                  -------------------    -------------------
Revenues:
    Management fee revenue                                                        $         1,141,283    $         1,667,431
    Other revenue                                                                                  50                 29,447
                                                                                  -------------------    -------------------
                                                                                            1,141,333              1,696,878
                                                                                  -------------------    -------------------

Operating expenses:
    Practice nonclinical salaries and benefits                                                607,239                880,824
    Dental supplies and lab expenses                                                           74,499                124,359
    Practice occupancy expenses                                                                77,026                158,867
    Practice selling, general and administrative expenses                                     120,220                242,228
    Depreciation and amortization                                                              43,532                110,579
                                                                                  -------------------    -------------------
                                                                                              922,516              1,516,857
                                                                                  -------------------    -------------------

           Operating income                                                                   218,817                180,021

Nonoperating income (expense):
    Interest expense, net                                                                     (19,635)               (44,744)
    Other income                                                                                7,900                      -
                                                                                  -------------------    -------------------

           Income before minority interest and income taxes                                   207,082                135,277

Minority interest in earnings of consolidated partnerships                                    (22,252)               (21,950)
                                                                                  -------------------    -------------------

           Income before income taxes                                                         184,830                113,327

State income taxes                                                                                851                    980
                                                                                  -------------------    -------------------

           Net income                                                             $           183,979    $           112,347
                                                                                  ===================    ===================


See accompanying notes to condensed consolidated financial statements.

                          PACIFIC DENTAL SERVICES, INC.

                 Condensed Consolidated Statement of Cash Flows

                                   (Unaudited)

                                                                                         Three Months Ended March 31,
                                                                                                 1997                  1998
                                                                                  -------------------    -------------------
Cash flows from operating activities:
    Net income                                                                    $           183,979    $           112,347
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                            43,532                110,579
      Minority interest                                                                        22,252                 21,950
      Changes in operating assets and liabilities:
        Increase in management fees receivable                                                (40,000)               (53,274)
        Decrease in receivables from affiliates                                                24,931                 32,634
        Decrease in dental supplies                                                            66,043                      -
        Decrease in prepaids and other current assets                                          18,640                      -
        Increase in other assets                                                              (32,800)                     -
        Decrease in accounts payable                                                          (21,500)               (12,686)
        Increase (decrease) in accrued salaries                                                14,975                 (9,859)
        Decrease in accrued expenses and other current liabilities                             (6,875)               (28,921)
                                                                                  -------------------    -------------------

              Net cash provided by operating activities                                       273,177                172,770
                                                                                  -------------------    -------------------

Cash flows from investing activities:
    Long-term advances to affiliates                                                                -                (13,489)
    Acquisition of equipment                                                                 (211,058)              (104,230)
    Proceeds from the sale of equipment                                                        20,912                      -
                                                                                  -------------------    -------------------

              Net cash used in investing activities                                          (190,146)              (117,719)
                                                                                  -------------------    -------------------

Cash flows from financing activities:
    Proceeds from long-term debt                                                               32,936                      -
    Payments of long-term debt                                                                (69,074)               (84,396)
    Payments of capital lease obligations                                                     (24,287)               (37,163)
    Proceeds from repayment of shareholder notes receivable                                         -                 90,000
    Partnership distribution                                                                        -                (23,570)
    Payment of dividends                                                                      (20,172)                     -
                                                                                  -------------------    -------------------

              Net cash used in financing activities                                           (80,597)               (55,129)
                                                                                  -------------------    -------------------

              Increase (decrease) in cash and cash equivalents                                  2,434                    (78)

Cash and cash equivalents, beginning of period                                                      -                183,872
                                                                                  -------------------    -------------------

Cash and cash equivalents, end of period                                          $             2,434    $           183,794
                                                                                  ===================    ===================

Supplemental disclosures of cash flow information:
    Cash paid for interest                                                        $            26,576    $            49,402
                                                                                  ===================    ===================


See accompanying notes to condensed consolidated financial statements.

                          PACIFIC DENTAL SERVICES, INC.

              Notes to Condensed Consolidated Financial Statements

                                   (Unaudited)


(1)  Business Description

     Pacific Dental Services, Inc. (PDSI), a subchapter S Corporation, and Orange Dental Services, a 51% majority-owned partnership of PDSI (together known as the "Company"), are dental care organizations that provide support services to dental practices in Riverside County, San Bernardino County and Orange County, California. As of March 31, 1998, the Company provided management support services to eight dental practices (together, the DPs) under long-term (8 to 20 years) management agreements either directly entered into with PDSI or through related partnership agreements. All eight DPs are directly managed by PDSI or Orange Dental Services. Under the terms of the management agreements, the Company, among other things, bills and collects patient receivables and provides all administrative support services to the DPs in exchange for management fees (see Note 2). The consolidated financial statements also include the accounts of certain 51% owned entities, the minority interest in which were acquired by the Company on December 16, 1997 (see Note 3)

     The Company and the DPs are related through common ownership of certain shareholders. As of March 31, 1998, there were no common Board of Director members among the Company and the DPs. The Company and its affiliates structure their business enterprises to comply with the state regulatory mandates requiring dentistry practices to be owned and operated by state-licensed dentists.


(2)  Significant Accounting Policies

     Basis of Presentation

     The condensed consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

     Pursuant to EITF 97-2, the nature of the management agreements that the Company has entered into with the DPs does not permit the Company to consolidate the activities of the DPs.

     Interim Reporting

     The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in complete financial statements have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. Although management believes that the disclosures made are adequate to insure that the information presented is not misleading, it is suggested that these financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's consolidated financial statements for the year ended December 31, 1997. The results for the three months ended March 31, 1998 are not necessarily indicative of the results of operations for the entire year.

                          PACIFIC DENTAL SERVICES, INC.

     Revenues

     Revenues consist primarily of management fees charged to the DPs based on an agreed-upon percentage of DP revenue under management agreements, net of provisions for contractual adjustments and doubtful accounts. Such fees are recognized when earned.


(3)  Partnership Roll-up

     On December 16, 1997, the Company acquired the minority interests in the assets and liabilities of the Riverside Dental Services, TG Dental Services, TG 2 Dental Services, and TC Dental Services partnerships, as well as the assets and liabilities of a private practice (collectively known as the "Roll-up Entities") in exchange for shares of PDSI Common Stock. Each of the partnerships had contracted to manage an associated dental office. All of the Roll-up Entities contracted with PDSI to manage the dental offices. In addition to the Roll-up Entities, certain equipment was purchased from the sole shareholder of PDSI. In order to properly allocate PDSI shares among the original shareholder and the new shareholders, the original 100 shares of common stock issued in 1995 were split 713-to-one. As consideration for the net assets of the Roll-up Entities, PDSI issued 28,700 shares valued at approximately $1,660,000.

     The acquisition of the minority partnership interests and the assets of the private practices for shares of PDSI were accounted for as purchases. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $1,770,000 is being amortized over 15 years.

     As PDSI had controlling interests in the Roll-up Entities through 51% ownership interest and management control, these entities were already consolidated prior to the acquisition. In addition, the revenues and net earnings from the private practice approximate the net management fee revenue previously received by PDSI prior to PDSI's acquisition of the facility assets of the private practice.


(4)  Subsequent Events

     Dental Office Acquisitions

     PDSI entered into three new partnerships, which acquired three dental offices subsequent to March 31, 1998: Mission Viejo, Pomona and Anaheim.

     The Mission Viejo office was purchased on May 1, 1998. It is managed by the TB Dental Services Partnership, which is a new partnership formed between PDSI and Dr. Beuhler. PDSI holds a 51% financial interest in the partnership. The total purchase price was $550,000 which was paid as follows: $51,000 cash from PDSI; $49,000 cash from Dr. Beuhler; and a $450,000 note payable assumed by TB Dental Services Partnership bearing an annual interest rate of 10.75% for 84 months.

                          PACIFIC DENTAL SERVICES, INC.

     The Pomona office was purchased on June 16, 1998. It is managed by Pomona Dental Service Partnership, which is a new partnership formed between PDSI and Dr. Levi. PDSI holds a 51% financial interest in the partnership. The total purchase price was $425,000 which was paid for as follows: $25,500 cash from PDSI; $24,500 cash from Dr. Levi; and a $375,000 note payable assumed by Pomona Dental Service Partnership bearing an annual interest rate of 10.75% for 84 months.

     The Anaheim office was purchased on June 8, 1998. It is managed by TS Dental Services Partnership, which is a new partnership formed between PDSI and Dr. Schwandt. PDSI holds a 51% financial interest in the partnership. The total purchase price was $25,000, which was paid by PDSI.

     Sale of Dental Practices to Gentle Dental Service Corporation

     On June 30, 1998, The Company entered into agreements with Gentle Dental Service Corporation (GDSC) to sell the assets, management rights and related liabilities of the Costa Mesa, Santa Ana, Moreno Valley, Riverside 1, Corona, Hesperia, Apple Valley, Orange and Riverside 2 dental offices. The tangible assets and management rights of all of these dental offices except the Riverside 2 office are owned by the Company. The Riverside 2 tangible assets and rights to management fee revenue are held by the TG 3 Dental Services Partnership.

     As consideration for the assets of the eight dental offices sold by the Company, GDSC paid the Company $5,940,000 in cash, of which $5,200,000 and $740,000 was paid to the Company and various lenders (including related parties), respectively, and GDSC stock valued at approximately $1,550,000, and assumed $870,000 of long-term debt, capital leases and operating leases. A significant portion of the cash received by PDSI was used to pay down outstanding debt and to pay dividends to shareholders. In addition, an "earnout consideration" is to be paid based on future earnings of the dental offices acquired over the next three years.

     Operating Leases

     PDSI entered into several operating leases subsequent to year-end with terms of five to ten years. The aggregate lease commitments for the new leases entered into, for each of the five years subsequent to December 31, 1997 and thereafter, are as follows:

                  Year ending December 31:
                       1998                                 $     125,761
                       1999                                       196,986
                       2000                                       201,136
                       2001                                       205,385
                       2002                                       209,734
                       Thereafter                                 649,040
                                                            -------------

                                                            $   1,588,042
                                                            =============

                          INDEPENDENT AUDITORS' REPORT



The Partners of
TG 3 Dental Services:


We have audited the accompanying balance sheet of TG 3 Dental Services, a California General Partnership, (the Partnership) as of December 31, 1997 and the related statements of income, partners' capital and cash flows for the period from October 29, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TG 3 Dental Services as of December 31, 1997 and the results of its operations and its cash flows for the period from October 29, 1997 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.


                                                           KPMG PEAT MARWICK LLP



Orange County, California
July 6, 1998

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                                  Balance Sheet

                                December 31, 1997


                                     Assets

Current assets:
    Cash                                                                            $          100
    Management fees receivable, net (note 2)                                                10,996
    Dental supplies                                                                         25,000
    Prepaid expenses and other current assets                                                1,200
                                                                                    --------------

           Total current assets                                                             37,296

Equipment and leasehold improvements, net (note 4)                                          93,950

Receivables from affiliates (note 8)                                                        20,000
                                                                                    --------------

           Total assets                                                             $      151,246
                                                                                    ==============

                        Liabilities and Partners' Capital

Current liabilities:
    Accounts payable                                                                $       11,004
    Accrued salaries, wages and benefits                                                     3,215
    Current portion of long-term debt (note 6)                                              11,767
                                                                                    --------------

           Total current liabilities                                                        25,986

Long-term debt, less current portion (note 6)                                              107,314

Partners' captial                                                                           17,946
                                                                                    --------------

           Total liabilities and partners' capital                                  $      151,246
                                                                                    ==============


See accompanying notes to financial statements.

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                               Statement of Income

   For the period from October 29, 1997 (inception) through December 31, 1997


Management fee revenue                                                              $       35,096
                                                                                    --------------

Operating expenses:
    Practice non-clinical salaries and benefits                                             11,351
    Dental supplies and lab expenses                                                         2,861
    Practice occupancy expenses                                                              2,363
    Practice selling, general and administrative expenses                                    9,131
    Depreciation                                                                             1,546
                                                                                    --------------
                                                                                            27,252
                                                                                    --------------

           Operating income                                                                  7,844

Nonoperating expense:
    Interest expense                                                                        (1,199)
                                                                                    --------------

           Net income                                                               $        6,645
                                                                                    ==============


See accompanying notes to financial statements.

                               TG3 Dental Services
                       (A California General Partnership)
                         Statement of Partners' Capital
   For the period from October 29, 1997 (inception) through December 31, 1997


                                                       Stephen Thorne's         Dr. Carolyn           Total Partners'
                                                           Capital            Ghazal's Capital            Capital
                                                      -------------------    -------------------     ------------------
Initial capital contributions made on
  October 29, 1997 (inception)                        $            11,322    $             1,321     $           12,643

Distributions                                                          --                 (1,342)                (1,342)

Current year income                                                 3,389                  3,256                  6,645
                                                      -------------------    -------------------     ------------------

Balances at December 31, 1997                         $            14,711    $             3,235     $           17,946
                                                      ===================    ===================     ==================


See accompanying notes to financial statements.

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                             Statement of Cash Flows
   For the period from October 29, 1997 (inception) through December 31, 1997


Cash flows from operating activities:
    Net income                                                                                         $        6,645
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                                                              1,546
      Changes in operating assets and liabilities:
        Increase in management fees receivable                                                                (10,996)
        Increase in prepaids and other assets                                                                  (1,200)
        Increase in accounts payable                                                                           11,004
        Increase in accrued liabilities                                                                         3,215
                                                                                                       --------------

              Net cash used in operating activities                                                            10,214
                                                                                                       --------------

Cash flows from investing activities:
    Acquisition of equipment                                                                                  (10,496)
    Acquisition of dental practice assets                                                                    (110,000)
    Note receivable from affiliate                                                                            (20,000)
                                                                                                       --------------

              Net cash used in investing activities                                                          (140,496)
                                                                                                       --------------

Cash flows from financing activities:
    Proceeds from long-term debt                                                                              120,000
    Payments of long-term debt                                                                                   (919)
    Capital contribution                                                                                       12,643
    Capital distributions                                                                                      (1,342)
                                                                                                       --------------

              Net cash provided by financing activities                                                       130,382
                                                                                                       --------------

              Increase in cash and cash equivalents                                                               100

Cash and cash equivalents, inception                                                                               --
                                                                                                       --------------

Cash and cash equivalents, end of year                                                                 $          100
                                                                                                       ==============


Supplemental disclosures of cash flow information:
    Cash paid for interest                                                                             $        1,199
                                                                                                       ==============


See accompanying notes to financial statements.

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                          Notes to Financial Statements
                                December 31, 1997


(1)  Business Description

     TG 3 Dental Services, a California General Partnership, (the Partnership), was formed on October 29, 1997 (inception). The Partnership is a dental care organization that provides support services to a dental practice in Riverside County, California. As of December 31, 1997, the Partnership provided management support under a long-term (20 year) management agreement with the dental practice. Under the terms of the management agreement, the Partnership, among other things, bills and collects patient receivables and provides all administrative support services to the dental practice in exchange for management fees (see note 2).

     The Partnership and the dental practice are related through common ownership of one partner. As of December 31, 1997, there was one common partner among the Partnership and the dental practice. The Partnership and its affiliate structure their business enterprises to comply with the state regulatory mandates requiring dentistry practices to be owned and operated by state-licensed dentists.


(2)  Significant Accounting Policies

     Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting. Pursuant to EITF 97-2, the nature of the management agreement that the Partnership has entered into with the dental practice does not permit the Partnership to consolidate the activities of the dental practice.

     Revenues

     Revenues consist primarily of management fees charged to the professional corporation based on an agreed-upon percentage of the dental practice revenue under a management agreement, net of provisions for contractual adjustments and doubtful accounts. Such fees are recognized when earned.

            Professional corporation dental revenue, net of provision for
              contractual adjustments and doubtful accounts                     $       50,137
                 Less amounts retained by the dental practice                           15,041
                                                                                --------------

                       Management fee revenue                                   $       35,096
                                                                                ==============


     Accounts Receivable

     Accounts receivable principally represent management fee receivables derived as a contractual percentage of the dental practice's revenue from patients and other third-party payors for dental services provided by the dental group.

     Dental Supplies

     Dental supplies represent disposable supplies and instruments used in delivering dental services to patients. The supplies are recorded at the lower of cost or market (net realizable value).

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                    Notes to Financial Statements, Continued


     Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred and expenditures for additions and betterments are capitalized. Depreciation of office and dental equipment, furniture, computer equipment and telephone systems is calculated using the straight-line method over estimated useful lives, which range from five to seven years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the improvements.

     Fair Value of Financial Instruments

     The Partnership estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to current market rates of interest for instruments with a similar nature and degree of risk. The Partnership estimates that the carrying value of all of its monetary assets and liabilities approximates fair value as of December 31, 1997.

     Use of Estimates

     The preparation of the Partnership's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(3)  Acquisition

     On October 29, 1997 (inception), the Partnership acquired all of the tangible assets of the dental practice under management, which included $85,000 of equipment and $25,000 of dental supplies. As consideration for these assets, the Partnership paid $110,000 in cash.


(4)  Equipment and Leasehold Improvements

     Equipment and leasehold improvements are summarized as follows:

           Office and dental equipment                                   $       20,000
           Computer equipment                                                    50,496
           Telephone system                                                      10,000
           Leasehold improvements                                                15,000
                                                                         --------------

                Total equipment and leasehold improvements                       95,496

           Less accumulated depreciation                                         (1,546)
                                                                         --------------

                Equipment and leasehold improvements, net                $       93,950
                                                                         ==============

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                    Notes to Financial Statements, Continued


(5)  Malpractice Insurance


     The Partnership does not carry malpractice insurance, however, the dentists, managed by the Partnership, are individually insured with respect to dentistry malpractice risks on a claims-made basis. Management is not aware of any claims or incidents that may result in the assertion of a claim. However, there may be claims from unknown incidents that may be asserted arising from services provided to patients. Management is not aware of any claims against the Partnership or its affiliated group, which might have material impact on the Partnership's financial position or results of operations.


(6)  Note Payable

     Long-term debt at December 31, 1997 is summarized as follows:

         11.99% unsecured note payable to bank, principal and interest
            in monthly installments, due December 2004                          $      119,081

         Less current portion                                                           11,767
                                                                                --------------

                                                                                $      107,314
                                                                                ==============

     The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1997 and thereafter are as follows:

                  Year ending December 31:
                       1998                                 $       11,767
                       1999                                         13,258
                       2000                                         14,938
                       2001                                         16,831
                       2002                                         18,964
                       Thereafter                                   43,323
                                                            --------------

                                                            $      119,081
                                                            ==============

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                    Notes to Financial Statements, Continued


(7)  Commitments and Contingencies

     Leases

     The Partnership leases its facility under an operating lease. Generally, leases that expire are to be renewed or replaced by other leases. At December 31, 1997, future minimum rental payments under noncancelable operating leases are as follows:

                  Year ending December 31:
                       1998                                 $       11,413
                       1999                                         11,698
                       2000                                         11,992
                                                            --------------

                                                            $       35,103
                                                            ==============


     Rent expense was $1,856 for the period from October 29, 1997 (inception) through December 31, 1997.

     Litigation

     The Partnership is subject to various claims and legal actions that arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Partnership's financial position or results of operations.


(8)  Related Party Transactions

     The long-term related party note receivable relates to the purchase of the Riverside II dental practice. One of the Partners borrowed $20,000 from the Partnership in order to finance part of the purchase price of the dental practice. The interest free note is unsecured and its term is undefined.


(9)  Income Taxes

     The Partnership does not pay federal or state corporate income taxes on its taxable income. Instead, the partners are liable for individual federal and state income taxes on their respective share of partnership earnings.

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                    Notes to Financial Statements, Continued


(10) Subsequent Event

     Sale of Partnership to Gentle Dental Service Corporation On June 30, 1998, the Partnership entered into a definitive agreement to sell the assets, management rights and related liabilities of the Partnership to Gentle Dental Service Corporation (GDSC). The transaction is expected to close during the fourth quarter of 1998. GDSC will pay $840,000 in cash, with a portion of such amount representing the long term debt obligation payoff amounts to be determined on or before October 31, 1998; and GDSC stock valued at $360,000. In addition, an "earnout consideration" is to be paid based on earnings of the business acquired over the next two years. Note Payable

     The Partnership entered into a $50,000 note payable subsequent to year end. The note bears interest of 11% and has a term of seven years, with monthly principal and interest payments due.

     The aggregate maturity of the long-term debt for each of the five years subsequent to December 31, 1997 and thereafter are as follows:

                  Year ending December 31:
                       1998                                 $        3,286
                       1999                                          5,402
                       2000                                          6,027
                       2001                                          6,724
                       2002                                          7,503
                       Thereafter                                   21,058
                                                            --------------

                                                            $       50,000
                                                            ==============

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                            Condensed Balance Sheets


                                                                                  December 31,            March 31,
                                       Assets                                            1997                 1998
                                                                                -------------        -------------
                                                                                                       (Unaudited)
Current assets:
    Cash and cash equivalents                                                   $         100        $      49,013
    Management fees receivable, net                                                    10,996               10,589
    Dental supplies                                                                    25,000               25,000
    Prepaid expenses and other current assets                                           1,200                8,939
                                                                                -------------        -------------

           Total current assets                                                        37,296               93,541

Equipment and leasehold improvements, net                                              93,950              164,163

Receivables from affiliates                                                            20,000               20,000
                                                                                -------------        -------------

           Total assets                                                         $     151,246        $     277,704
                                                                                =============        =============

                        Liabilities and Partners' Capital

Current liabilities:
    Accounts payable                                                            $      11,004        $      74,339
    Accrued salaries, wages and benefits                                                3,215                4,321
    Current portion of long-term debt                                                  11,767               14,116
                                                                                -------------        -------------

           Total current liabilities                                                   25,986               92,776

Long-term debt, less current portion                                                  107,314              152,154

Partners' captial                                                                      17,946               32,774
                                                                                -------------        -------------

           Total liabilities and partners' capital                              $     151,246        $     277,704
                                                                                =============        =============


See accompanying notes to condensed financial statements.

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                          Condensed Statement of Income
                                   (Unaudited)


                                                                                      Three Months
                                                                                             Ended
                                                                                          March 31,
                                                                                              1998
                                                                                ------------------
Management fee revenue                                                          $          105,093
                                                                                ------------------

Operating expenses:
    Practice non-clinical salaries and benefits                                             22,597
    Dental supplies and lab expenses                                                         4,062
    Practice occupancy expenses                                                              3,516
    Practice selling, general and administrative expenses                                   13,543
    Depreciation                                                                             2,535
                                                                                ------------------
                                                                                            46,253
                                                                                ------------------

           Operating income                                                                 58,840

Nonoperating expense:
    Interest expense                                                                         3,542
                                                                                ------------------

           Net income                                                           $           55,298
                                                                                ==================


See accompanying notes to condensed financial statements.

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                        Condensed Statement of Cash Flows
                                   (Unaudited)


                                                                                               Three Months
                                                                                                      Ended
                                                                                                   March 31,
                                                                                                       1998
                                                                                          -----------------
Cash flows from operating activities:
    Net income                                                                            $          55,298
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                                                    2,535
      Changes in operating assets and liabilities:
        Decrease in management fees receivable                                                          407
        Increase in prepaids and other assets                                                        (7,739)
        Increase in accounts payable                                                                 63,335
        Increase in accrued salaries, wages and benefits                                              1,106
                                                                                          -----------------

              Net cash provided by operating activities                                             114,942
                                                                                          -----------------

Cash flows from investing activities:
    Acquisition of equipment                                                                        (72,748)
                                                                                          -----------------

              Net cash used in investing activities                                                 (72,748)
                                                                                          -----------------

Cash flows from financing activities:
    Proceeds from long-term debt                                                                     50,000
    Payments of long-term debt                                                                       (2,811)
    Capital distributions                                                                           (40,470)
                                                                                          -----------------

              Net cash provided by financing activities                                               6,719
                                                                                          -----------------

              Increase in cash and cash equivalents                                                  48,913

Cash and cash equivalents, beginning of period                                                          100
                                                                                          -----------------

Cash and cash equivalents, end of period                                                  $          49,013
                                                                                          =================


Supplemental disclosures of cash flow information:
    Cash paid for interest                                                                $           3,542
                                                                                          =================


See accompanying notes to condensed financial statements.

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
                     Notes to Condensed Financial Statements
                                   (Unaudited)


(1)  Business Description

     TG 3 Dental Services, a California General Partnership, (the Partnership), was formed on October 29, 1997 (inception). The Partnership is a dental care organization that provides support services to a dental practice in Riverside County, California. As of December 31, 1997, the Partnership provided management support under a long-term (20 years) management agreement with the dental practice. Under the terms of the management agreement, the Partnership, among other things, bills and collects patient receivables and provides all administrative support services to the dental practice in exchange for management fees (see note 2).

     The Partnership and the dental practice are related through common ownership of one partner. The Partnership and its affiliate structure their business enterprises to comply with the state regulatory mandates requiring dentistry practices to be owned and operated by state-licensed dentists.


(2)  Significant Accounting Policies

     Basis of Presentation

     The condensed financial statements have been prepared on the accrual basis of accounting. Pursuant to EITF 97-2, the nature of the management agreement that the Partnership has entered into with the dental practice does not permit the Partnership to consolidate the activities of the dental practice.

     Interim Reporting

     The accompanying unaudited interim condensed financial statements of the Partnership have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in complete statements have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. Although management believes that the disclosures made are adequate to insure that the information presented is not misleading, it is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's financial statements for the year ended December 31, 1997. The results for the three months ended March 31, 1998 are not necessarily indicative of the results of operations for the entire year.

     Revenues

     Revenues consist of management fees charged to the dental practice based on an agreed-upon percentage of the dental practice revenues under the management agreement. Such fees are recognized when earned.

                              TG 3 DENTAL SERVICES
                       (A California General Partnership)
               Notes to Condensed Financial Statements, Continued


(3)  Notes Payable

     On February 1, 1998 the Partnership borrowed an additional $50,000 from a bank. The unsecured note payable bears interest at 10.97% with monthly principal and interest payments due through February 2005.


(4)  Acquisition

     On October 29, 1997 (inception), the Partnership acquired all of the tangible assets of the dental practice under management, which included $85,000 of equipment and $25,000 of dental supplies. As consideration for these assets, the Partnership paid $110,000 in cash.


(5)  Subsequent Event

     Sale of Partnership to Gentle Dental Service Corporation On June 30, 1998, the Partnership entered into a definitive agreement to sell the assets, management rights and related liabilities of the Partnership to Gentle Dental Service Corporation (GDSC). The transaction is expected to close during the fourth quarter of 1998. GDSC will pay $840,000 in cash, with a portion of such amount representing the long term debt obligation payoff amounts to be determined on or before October 31, 1998; and GDSC stock valued at $360,000. In addition, an "earnout consideration" is to be paid based on earnings of the business acquired over the next two years.

                        GENTLE DENTAL SERVICE CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1998
                                 (in thousands)
                                   (unaudited)


                                                     (a)          (b)          (c)
                                                                                           Pro Forma          Pro Forma
    Assets                                         Company        PDSI         TG3       Adjustments       Consolidated
    ------                                        ----------   ----------   ----------   -----------       ------------
Cash and cash equivalents                         $       70   $      184   $       49   $      (168) (g)  $        135
Accounts receivable                                    6,995          536           11           190  (h)         7,732
Other current assets                                   3,949          239           34             -              4,222
                                                  ----------   ----------   ----------   -----------       ------------
    Total current assets                              11,014          959           94        (1,053)            12,089

Property and equipment                                12,195        1,672          164          (736) (i)        13,295
Intangible assets                                     33,885        2,093            -         6,368  (j)        42,346
Other long-term assets                                   338          301           20          (310) (k)           349
                                                  ----------   ----------   ----------   -----------       ------------

Total Assets                                      $   57,432   $    5,025   $      278   $     5,344       $     68,079
                                                  ==========   ==========   ==========   ===========       ============

    Liabilities and Shareholders' Equity
    ------------------------------------

Current liabilities                               $    9,321   $      759   $       93   $      (177) (l)  $      9,996
Long term debt and capital leases, net of
   current portion                                    25,041        1,235          152         6,608  (m)        33,036
Other long-term liabilities                              118           17            -           (17) (n)           118
Redeemable common stock                                2,137            -            -             -              2,137
Shareholders' Equity                                  20,815        3,014           33        (1,070) (o)        22,792
                                                  ----------   ----------   ----------   -----------       ------------

Total Liabilities and Shareholders' equity        $   57,432   $    5,025   $      278   $     5,344       $     68,079
                                                  ==========   ==========   ==========   ===========       ============

                        GENTLE DENTAL SERVICE CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1997
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                             (d)           (e)         (f)
                                                                                                   Pro Forma          Pro Forma
                                                           Company        PDSI         TG3       Adjustments       Consolidated
                                                          ----------   ----------   ----------   -----------       ------------
Dental practice net patient service revenue -
  consolidated                                            $   29,327   $        -   $        -   $     8,580  (p)  $     37,907
Net management fees                                           14,076        5,671           35        (5,706) (q)        14,076
                                                          ----------   ----------   ----------   -----------       ------------
   Net Revenues                                               43,403        5,671           35         2,874             51,983

Costs and expenses
   Clinical salaries and benefits                             13,701            -            -         2,874  (r)        16,575
   Practice nonclinical salaries and benefits                  8,177        3,083           11             -             11,271
   Dental supplies and lab                                     6,271          465            3             -              6,739
   Practice occupancy expenses                                 3,527          490            2             -              4,019
   Practice selling, general and administrative expenses       4,912          690            9          (483) (s)         5,128
   Corporate selling, general and administrative expenses      5,700            -            -             -              5,700
   Corporate restructure and merger costs                      1,809            -            -             -              1,809
   Depreciation and amortization                               1,847          276            2           243  (t)         2,368
                                                          ----------   ----------   ----------   -----------       ------------

          Operating income (loss)                             (2,541)         667            8           240             (1,626)

Nonoperating income (expense):
   Interest expense, net                                        (653)        (163)          (1)         (504) (u)        (1,321)
   Other income (expense)                                        (74)          49            -           (49) (v)           (74)
                                                          ----------   ----------   ----------   -----------       ------------

                                                                (727)        (114)          (1)         (553)            (1,395)
                                                          ----------   ----------   ----------   -----------       ------------

         Profit (loss) before minority interest and
           income taxes                                       (3,268)         553            7          (313)            (3,021)

Minority interest in earnings of consolidated
  partnerships                                                     -         (120)           -           120  (w)             -

Income tax benefit (expense)                                      81          (17)           -           (64) (x)             -
                                                          ----------   ----------   ----------   -----------       ------------

          Net Income (loss)                                   (3,187)         416            7          (257)            (3,021)

Dividends on redeemable convertible preferred stock -
  Series B                                                      (932)           -            -             -               (932)
Accretion of redeemable common stock                             (34)           -            -             -                (34)
                                                          ----------   ----------   ----------   -----------       ------------

          Net loss attributable to common stock           $   (4,153)  $      416   $        7   $      (257)      $     (3,987)
                                                          ==========   ==========   ==========   ===========       ============

Loss per share attributable to common stock -
  basic and diluted                                       $    (0.91)                                              $      (0.83)
                                                          ==========                                               ============

Weighted average number of shares                              4,559                                                      4,782
                                                          ==========                                               ============

                        GENTLE DENTAL SERVICE CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the quarter ended March 31, 1998
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                             (a)          (b)          (c)
                                                                                                   Pro Forma          Pro Forma
                                                           Company        PDSI         TG3       Adjustments       Consolidated
                                                          ----------   ----------   ----------   -----------       ------------
  Dental practice net patient service revenue -
  consolidated                                            $   17,859   $        -   $        -   $     2,570  (p)  $     20,429
  Net management fees                                            484        1,667          105        (1,772) (q)           484
                                                          ----------   ----------   ----------   -----------       ------------
     Net Revenues
                                                              18,343        1,667          105           798             20,913

  Costs and expenses
     Clinical salaries and benefits                            8,214            -            -           798  (r)         9,012
     Practice nonclinical salaries and benefits                2,831          881           23             -              3,735
     Dental supplies and lab                                   2,084          124            4                            2,212
     Practice occupancy expenses                               1,084          159            3             -              1,246
     Practice selling, general and administrative expenses     1,868          242           14          (122) (s)         2,002
     Corporate selling, general and administrative expenses    1,407            -            -             -              1,407
     Depreciation and amortization                               725          111            2            17  (t)           855
                                                          ----------   ----------   ----------   -----------       ------------

                Operating income (loss)                          130          150           59           105                444

  Nonoperating income (expense):
     Interest expense, net                                      (423)         (45)          (4)         (118) (u)          (590)
     Other income (expense)                                      (18)          30            -           (30) (v)           (18)
                                                          ----------   ----------   ----------   -----------       ------------

                                                                (441)         (15)          (4)         (148)              (608)
                                                          ----------   ----------   ----------   -----------       ------------

                Profit (loss) before minority interest and
                  income taxes                                  (311)         135           55           (43)              (164)

  Minority interest in earnings of consolidated
    partnerships                                                   -          (22)                        22  (w)             -

  Income tax benefit
  (expense)                                                      125           (1)           -             1  (x)           125
                                                          ----------   ----------   ----------   -----------       ------------

                Net Income (loss)                               (186)         112           55           (20)               (39)

  Accretion of redeemable common stock                            (7)           -            -             -                 (7)
                                                          ----------   ----------   ----------   -----------       ------------

                Net loss attributable to common stock     $     (193)  $      112   $       55   $       (20)      $        (46)
                                                          ==========   ==========   ==========   ===========       ============

  Loss per share attributable to common stock -
    basic and diluted                                     $    (0.02)                                              $      (0.01)
                                                          ==========                                               ============

  Weighted average number of shares                            7,755                                                      7,978
                                                          ==========                                               ============

                        Gentle Dental Service Corporation
              Notes to Pro Forma Consolidated Financial Information
                      March 31, 1998 and December 31, 1997
                             (amounts in thousands)


The accompanying pro forma consolidated financial information presents the Pro Forma Consolidated Statement of Operations of Gentle Dental Service Corporation (the "Company") for the year ended December 31, 1997 and quarter ended March 31, 1998, as if the acquisition of assets of Pacific Dental Services, Inc. ("PDSI") and TG3 Dental Services ("TG3") had occurred on January 1, 1997, and the Pro Forma Condensed Consolidated Balance Sheet of the Company as of March 31, 1998 as if the acquisition of PDSI and TG3 had occurred on that date.

Prior to the acquisition, the management agreements between PDSI and TG3 and their respective managed dental practices did not meet the criteria of EITF 97-2 so as to permit the consolidation of the dental practices' financial results in the financial statements of PDSI and TG3. In connection with the acquisition of assets of PDSI and TG3, the management agreements were amended and restated into a form that now permits the Company to consolidate the accounts of these dental practices for financial reporting purposes.

The pro forma adjustments reflected in the Pro Forma Condensed Consolidated Balance Sheet and the Pro Forma Consolidated Statement of Operations are as follows:

(a) Consolidated financial position and consolidated statement of operations of the Company as of and for the quarter ended March 31, 1998.

(b) Condensed consolidated balance sheet and condensed consolidated statement of income of PDSI as of and for the quarter ended March 31, 1998.

(c) Condensed consolidated balance sheet and condensed consolidated statement of income of TG3 as of and for the quarter ended March 31, 1998.

(d) Consolidated statement of operations of the Company for the year ended December 31, 1997.

(e) Consolidated statement of income of PDSI for the year ended December 31, 1997.

(f) Consolidated statement of income of TG3 for the year ended December 31, 1997.

(g) Reflects adjustment to PDSI and TG3 Cash and cash equivalents for amounts not acquired.

(h) Reflects adjustment to PDSI and TG3 Accounts receivable to record patient level receivables of the managed dental practices, in lieu of management fee receivables, as a result of the consolidation of these practices post-acquisition, and reflects an adjustment to eliminate $32 of related party receivables not acquired.

(i) Reflects adjustment to PDSI and TG3 Property and equipment for property not acquired and to record equipment acquired at fair market value.

(j) Reflects adjustment to record Intangible assets at excess of purchase price over the fair market value of PDSI and TG3 net assets acquired.

(k)  Reflects elimination of long-term related party receivables not acquired.

(l) Reflects adjustment to current portion of long-term debt and capital lease obligations for amounts not assumed.

(m) Reflects adjustment to Long term debt and capital lease, net of current portion for $743 of such debt of PDSI and TG3 not assumed, and the assumed borrowing (if the acquisition had been completed on March 31, 1998) of $7,351 to finance the cash portion of the purchase price of PDSI and TG3.

(n) Reflects elimination of liability for minority interest in Orange Dental Services, which minority interest was acquired by the Company.

(o) Reflects elimination of PDSI and TG3 Shareholders' equity of $3,047 in accordance with purchase accounting treatment and the issuance of $1,977 of Company common stock as part of the purchase price.

(p) Reflects adjustment to record net patient service revenue of the dental practices managed by PDSI and TG3 as a result of the consolidation of these practices post-acquisition.

(q) Reflects adjustment to eliminate PDSI and TG3 Net management fees as a result of the consolidation of the managed dental practices post-acquisition.

(r) Reflects adjustment to include Clinical salaries and benefits of the dental practices managed by PDSI and TG3 as a result of the consolidation of these practices post-acquisition.

(s) Reflects the following adjustments to Practice selling, general and administrative expenses:

     (1) Elimination of certain expenses associated with the lease of PDSI's corporate office which was not assumed by the Company.
     (2) Elimination of certain expenses associated with PDSI employees not hired by the Company and based on a new employment agreement between the Company and the President of PDSI.
     (3)  Elimination of certain employee benefits not offered by the Company.

                      Quarter ended               Year ended
                      March 31, 1998            December 31, 1997
                      --------------            -----------------

            (1)             ($102)                  ($407)
            (2)                (5)                    (17)
            (3)               (15)                    (59)
                           -------                --------

                            ($122)                  ($483)
                            =====                   =====

(t) Reflects adjustment for Depreciation and amortization expense related to the fixed assets and intangibles recorded as a result of the purchase of PDSI and TG3. The following table reconciles the two components to the total adjustment:

                                     Quarter ended          Year ended
                                     March 31, 1998        December 31, 1997
                                     --------------        -----------------

          Depreciation Expense                ($62)             ($150)
          Amortization Expense                  79                393
                                             -----            -------
                                               $17               $243
                                              ====               ====

     Depreciation expense decrease stems from leasehold improvements not acquired by the Company and fair market values of equipment appraised at less than net book value.

     Amortization expense increase stems from intangible assets recorded as a result of the acquisition.

(u) Reflects adjustment for Interest expense, net as a result of assumed borrowing to finance the purchase of PDSI and TG3 at an estimated interest rate of 8%.

(v) Reflects the elimination of PDSI and TG3 Other income (expense) related to assets not included in the purchase.

(w) Reflects elimination of minority interest in earnings of various consolidated partnerships, which minority interests were either acquired by PDSI in a December 1997 roll-up transaction or acquired by the Company as part of the acquisition transaction.

(x) Reflects adjustment of Income tax benefit (expense) to the estimated tax on the pro forma consolidated profit (loss) before income tax.

                                  EXHIBIT INDEX

Exhibit       Description
-------       -----------

  2.1 Asset Purchase Agreement, dated as of June 30, 1998, between the Company, Gentle Dental Management, Inc. and Pacific Dental Services, Inc. (Included with original Form 8-K filed by the Company on July 15, 1998.)

              The following exhibits and schedules to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

              Exhibit C                   Assumption Agreement
              Exhibit D                   Assignment and Bill of Sale
              Exhibit E                   Management Agreement
              Exhibit F                   Shares Acquisition Agreement
              Exhibit G                   Dentist Employment Agreement
              Exhibit H                   Agreement Regarding New Offices
              Exhibit I                   Employment Agreement
              Schedule 1.02-2             Excluded Assets
              Schedule 1.10               Purchase Price Allocation
              Schedule 3.04               Litigation
              Schedule 3.06-2             Employee Benefits
              Schedule 3.06-3             Employment Manuals and Policies
              Schedule 3.06-4             Compensation
              Schedule 3.07               Financial Statements
              Schedule 3.08               Receivables
              Schedule 3.09               Prepaid Expenses and Other
              Schedule 3.10               Tangible Personal Property
              Schedule 3.11               Payables
              Schedule 3.12               Indebtedness
              Schedule 3.13               Other Liabilities
              Schedule 3.15               Leases
              Schedule 3.16               Contracts
              Schedule 3.19               Insurance
              Schedule 3.22               Permits
              Schedule 3.25               Consents and Approvals

  2.2 Asset Purchase Agreement, dated as of June 30, 1998, between the Company, Gentle Dental Management, Inc. and Orange Dental Services. (Included with original Form 8-K filed by the Company on July 15, 1998.)

              The following exhibits and schedules to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

              Exhibit A                   Assumption Agreement
              Exhibit B                   Assignment and Bill of Sale
              Exhibit C                   Management Agreement
              Exhibit D                   Shares Acquisition Agreement
              Exhibit E                   Dentist Employment Agreement
              Schedule 1.02-2             Excluded Assets
              Schedule 1.09               Purchase Price Allocation
              Schedule 3.04               Litigation
              Schedule 3.06-2             Employee Benefits
              Schedule 3.06-3             Employment Manuals and Policies
              Schedule 3.06-4             Compensation
              Schedule 3.12               Indebtedness
              Schedule 3.13               Other Liabilities
              Schedule 3.15               Leases
              Schedule 3.16               Contracts
              Schedule 3.19               Insurance
              Schedule 3.22               Permits
              Schedule 3.25               Consents and Approvals

  2.3 Asset Purchase Agreement, dated as of June 30, 1998, between the Company, Gentle Dental Management, Inc. and TG3 Dental Services. (Included with original Form 8-K filed by the Company on July 15, 1998.)

              The following exhibits and schedules to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

              Exhibit A                   Assumption Agreement
              Exhibit B                   Assignment and Bill of Sale
              Exhibit C                   Management Agreement
              Exhibit D                   Shares Acquisition Agreement
              Exhibit E                   Dentist Employment Agreement
              Schedule 1.02-2             Excluded Assets
              Schedule 1.10               Purchase Price Allocation
              Schedule 3.04               Litigation
              Schedule 3.06-2             Employee Benefits
              Schedule 3.06-3             Employment Manuals and Policies
              Schedule 3.06-4             Compensation
              Schedule 3.07               Financial Statements
              Schedule 3.08               Receivables

              Schedule 3.09               Prepaid Expenses and Other
              Schedule 3.10               Tangible Personal Property
              Schedule 3.11               Payables
              Schedule 3.12               Indebtedness
              Schedule 3.13               Other Liabilities
              Schedule 3.15               Leases
              Schedule 3.16               Contracts
              Schedule 3.19               Insurance
              Schedule 3.22               Permits
              Schedule 3.25               Consents and Approvals

  2.4 Asset Purchase Agreement, dated as of June 30, 1998, between the Company, Gentle Dental Management, Inc. and Bryan Watanabe, D.D.S., Inc. (Included with original Form 8-K filed by the Company on July 15, 1998.)

              The following exhibits to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

              Exhibit A                   Assignment and Bill of Sale
              Exhibit B                   Management Agreement
              Exhibit C                   Shares Acquisition Agreement
              Exhibit D                   Dentist Employment Agreement

  23.1        Consent of KPMG Peat Marwick LLP.